EXHIBIT 5.2

                     [KEGLER BROWN HILL & RITTER LETTERHEAD]

                                                                  March 31, 2003

Vectren Energy Delivery of Ohio, Inc.
Indiana Gas Company, Inc.
20 N.W. Fourth Street
Evansville, IN  47708

Ladies and Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Vectren Corporation ("Vectren"), Vectren Utility Holdings, Inc. ("VUHI"), Indiana Gas Company, Inc. ("Indiana Gas"), and Vectren Energy Delivery of Ohio, Inc. (together with Indiana Gas, the "Ohio Guarantors"), and Southern Indiana Gas and Electric Company (the "Indiana Guarantor" and, together with the Ohio Guarantors, the
"Guarantors"),  filed  pursuant to the  Securities  Act of 1933, as amended (the
"Securities Act"), relating to the offer and sale by Vectren of up to $150,000,000 of shares of its common stock, without par value, and related common share purchase rights (the "Shares"), and the offer and sale by VUHI of up to $200,000,000 of debt securities (the "Debt Securities") and related joint and several guarantees by the Guarantors of the Debt Securities (the "Guarantees") to be issued and sold under the provisions of the Indenture, dated October 19, 2001 (the "Indenture"), among VUHI, the Guarantors, and U.S. Bank Trust National Association, as Trustee (the "Trustee"). We have examined such records, certificates and other documents and have made such investigation of law as we have deemed necessary in the circumstances.

     Based on that examination and investigation, it is our opinion that when the steps mentioned in the next paragraph have been taken, and the Debt Securities and the Guarantees shall have been duly executed, authenticated, and delivered in accordance with the Indenture, and delivered against payment therefor, the Guarantees by the Ohio Guarantors will be legal, valid, and binding obligations of the respective Ohio Guarantors, enforceable against each of them in accordance with their respective terms, subject to (a) the United States Bankruptcy Code, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws now or hereafter in effect relating to our affecting creditors' rights or remedies generally and (b) general equitable principles (regardless of whether such enforcement is considered in a proceeding at law or in equity) and to judicial discretion.

     The steps referred to in the next preceding paragraph that must be taken are as follows:

     1. any supplemental Indenture to be entered into in connection with the issuance of the Debt Securities, and the Guarantees has been duly authorized, executed, and delivered by the Trustee, VUHI, and the Guarantors;

     2.   the specific terms of the particular  Debt  Securities  have been duly
          authorized  and   established   in  accordance   with  the  applicable
          supplemental Indenture;

     3. the Debt Securities and the Guarantees have been issued and sold and the purchase price for the Debt Securities and the Guarantees has been paid in accordance with the transactions proposed in the Registration Statement, as the same may be amended;

     4. appropriate definitive action by the Board of Directors of each of VUHI and each of the Guarantors or an authorized committee thereof with respect to the proposed transactions set forth in the Registration Statement;

     5. VUHI and the Guarantors each shall have received all necessary governmental approvals required for the issuance and sale of the Debt Securities and the Guarantees;

     6. compliance with the Securities Act, applicable state blue sky laws, and the Trust Indenture Act of 1939, as amended; and

     7. issuance and sale of the Debt Securities and Guarantees in accordance with the corporate authorization aforesaid.

     This opinion letter is limited to the current Federal laws of the United States and the current internal laws of the State of Ohio (without giving effect to any conflict of law principles thereof); and we have not considered, and express no opinion on, the laws of any other jurisdiction.

     We consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.2 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Kegler, Brown, Hill & Ritter Co., L.P.A.

                                    KEGLER, BROWN, HILL & RITTER CO., L.P.A.